EXHIBIT 11

                                AQUA ALLIANCE INC.

                        COMPUTATION OF PER SHARE EARNINGS

        FOR THE THREE AND SIX MONTHS PERIODS ENDED APRIL 30, 1999 AND 1998

                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               THREE MONTHS ENDED        SIX MONTHS ENDED
                                                    APRIL 30                 APRIL 30
                                             -----------------------   ---------------------
                                                  1999        1998         1999       1998
                                               ---------   ---------   ---------   ---------
BASIC EARNINGS (LOSS) PER SHARE:
  1.  Loss from continuing operations.......   $ (4,514)   $(10,950)   $(12,928)   $(21,711)
  2.  Cumulative effect on prior years
        (to October 31, 1997) of change
        in the method of accounting
        for start-up costs..................        --         --           --      (11,082)
  3.  Loss from discontinued operations.....        --       (6,000)        --       (6,000)
                                               --------    --------    --------    --------
  4.  Net loss applicable to common
        stockholders........................   $ (4,514)   $(16,950)   $(12,928)   $(38,793)
                                               ========    ========    ========    ========
  5.  Weighted average shares outstanding...    185,177     140,490     185,177      87,753
                                               ========    ========    ========    ========
  6.  Loss per share from continuing
      operations (1 / 5)....................   $   (.02)   $   (.08)   $   (.07)   $   (.25)
  7.  Loss per share from cumulative
        effect on prior years (to
        October 31, 1997) of change
        in the method of accounting for
        start-up costs (2 / 5)..............        --         --           --         (.12)
  8.  Loss per share from discontinued
        operations (3 / 5)..................        --         (.04)        --         (.07)
                                               --------    --------    --------    --------
  9.  Net (loss) per share (4 / 5)..........   $   (.02)   $   (.12)   $   (.07)   $   (.44)
                                               ========    ========    ========    ========

DILUTED EARNINGS (LOSS) PER SHARE (1):
  10. Line 1 above..........................   $ (4,514)   $(10,950)   $(12,928)   $(21,711)
  11. Add back interest, on assumed
        conversion of the Company's
        8% Convertible Debentures...........      2,300       2,300       4,600       4,600
                                               --------    --------    --------    --------
  12. Loss from continuing operations.......     (2,214)     (8,650)     (8,328)    (17,111)
  13. Cumulative effect on prior years
         (to October 31, 1997) of change
         in the method of accounting for
         start-up costs.....................        --         --           --      (11,082)
  14. Loss from discontinued operations.....        --       (6,000)        --       (6,000)
                                               --------    --------    --------    --------
  15. Net income (loss).....................   $ (2,214)   $(14,650)   $ (8,328)   $(34,193)
                                               ========    ========    ========    ========
  16. Weighted average shares outstanding
        (Line 5)............................    185,177     140,490     185,177      87,753
  17. Add additional shares issuable
         upon assumed conversion of
         the Company's 8% Convertible
         Debentures.........................      3,833       3,833       3,833       3,833
                                               --------    --------    --------    --------
  18. Adjusted weighted average shares
        outstanding.........................    189,010     144,323     189,010      91,586
                                               ========    ========    ========    ========
  19. Loss per share from continuing
        operations (12 / 18)................   $ (.01)     $   (.06)   $   (.04)   $   (.18)
  20. Loss per share from cumulative
        effect on prior years (to
        October 31, 1997) of change
        in the method of accounting
        for start-up costs (13 / 18)........        --         --           --         (.12)
  21. Loss per share from discontinued
        operations (14 / 18)................        --         (.04)        --         (.07)
                                               --------    --------    --------    --------
  22. Net (loss) per share (15 / 18)........   $  (.01)    $   (.10)   $   (.04)   $   (.37)
                                               ========    ========    ========    ========

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(1)  Diluted earnings (loss) per share are not presented as the Company's common stock equivalents and the assumed conversion of the Company's 8% Convertible Debentures are anti-dilutive.